UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2004

DANKA BUSINESS SYSTEMS PLC

(Exact name of registrant as specified in its charter)

England & Wales	0-20828	98-0052869
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Masters House
11101 Roosevelt Boulevard		107 Hammersmith Road
St. Petersburg, Florida 33716	and	London W14 0QH England

(Addresses of principal executive offices)

Registrant’s telephone number, including area code:

727-622-2100 in the United States

011-44-207-605-0150 in the United Kingdom

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Material Definitive Agreement

On October 25, 2004, Danka Business Systems PLC issued a press release announcing an agreement to amend and improve its Senior Revolving Credit Facility (the “Facility”) with Fleet Capital Corporation which extends the term of the Commitments under the Facility to January 4, 2008, from July 1, 2006 and significantly increases Danka’s borrowing capacity due to the parties agreement to amend certain availability restrictions in the Facility. The Second Amendment to Loan and Security Agreement is attached as Exhibit 99.1 hereto.

ITEM 9.01. Financial Statements and Exhibits

(a)	Not required.
(b)	Not required.
(c)	Exhibits.

Exhibit	Description of Document
99.1	Second Amendment to Loan and Security Agreement dated October 21, 2004, by and among Danka Office Imaging Company and Danka Holding Company, as Borrowers, Danka Business Systems PLC, as guarantor, the Lenders party thereto and Fleet Capital Corporation, as collateral and administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Danka Business Systems PLC

	By:	/s/ F. Mark Wolfinger
Dated: October 26, 2004		F. Mark Wolfinger Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Second Amendment to Loan and Security Agreement dated October 21, 2004, by and among Danka Office Imaging Company and Danka Holding Company, as Borrowers, Danka Business Systems PLC, as guarantor, the Lenders party thereto and Fleet Capital Corporation, as collateral and administrative agent